UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2009, the Board of Directors (the “Board”) of Advance America, Cash Advance Centers, Inc. (the “Company”) increased the size of the Board to nine members from eight, and appointed Mr. Tony S. Colletti as a director to fill the newly-created vacancy, with a term to expire at the next annual meeting of the Company’s stockholders.

Mr. Colletti, age 56, is the founder and sole owner of Colletti & Associates, a public affairs consultant. Mr. Colletti was also formerly an employee of Multistate Associates Incorporated, a state and local government relations services company (“Multistate”), which provides government relations and outsourced management services to the Community Financial Services Association of America (“CFSA”), the primary national trade association for the payday cash advance services industry. Through Multistate, Mr. Colletti served as an executive vice president of the CFSA from 2004 through 2007. Prior thereto, Mr. Colletti was the General Counsel and Senior Vice President of Check Into Cash, Inc. from 2001 to 2004. Mr. Colletti previously was engaged in the private practice of law.

The Company is a founding member of the CFSA, a not-for-profit organization, and our Chief Executive Officer, Mr. Kenneth E. Compton, is a member of the CFSA’s board of directors. Multistate provides certain management services to the CFSA, including the outsourced employment of all CFSA personnel, pursuant to a management services arrangement. Multistate also provides government relations and management services to numerous entities not affiliated with the Company or the CFSA. As a member of the CFSA, the Company supports the CFSA through the payment of annual membership dues and assessments. Additionally, the Company financially supports various legislative and public relations initiatives of the payday cash advance services industry sponsored by the CFSA. On behalf of the CFSA, Multistate has in the past engaged Mr. Colletti as an independent contractor in connection with certain of these initiatives.

During 2008, the Company contributed an aggregate of $314,500 to the CFSA in regular annual membership dues and assessments. Additionally, the Company made payments totaling $125,179 to the CFSA or directly to Multistate in 2008 in support of projects for which Mr. Colletti was retained by Multistate as a consultant on behalf of the CFSA. The Company also separately provided funds to the CFSA or Multistate in 2008 to support other projects in which Mr. Colletti did not have an interest. While the Company will continue to support the CFSA and various initiatives coordinated by Multistate, Mr. Colletti no longer serves as a consultant with respect to, or has an interest in, any Multistate projects supported by the Company.

During 2008, Mr. Colletti received a salary of $119,000 and health, dental and other customary benefits as an employee of Multistate. Mr. Colletti received additional payments in 2008 totaling $64,565 from Multistate for his services as an independent consultant on certain projects financially supported by the CFSA and the Company. Beginning in 2009, Mr. Colletti will be engaged by the Company directly on two separate government relations initiatives for which he will be paid by the Company monthly consulting fees of $5,000 and $10,000, respectively. The first initiative is for an indeterminant period. The second is expected to terminate at the end of 2009. Mr. Colletti also will be paid by the Company the standard board fees for its non-employee directors of $70,000 per year plus $1,000 for each meeting of the Board or its committees that he attends.

On January 30, 2008, the Company issued a press release announcing the appointment of Mr. Colletti to its Board of Directors, a copy of which is filed herewith as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 30, 2009, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 30, 2009

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit Number	Description

99.1	Press Release, dated January 30, 2009, of Advance America, Cash Advance Centers, Inc.